UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 5, 2008

Wynn Resorts, Limited
(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 5, 2008, Wynn Resorts, Limited (the “Company”) entered into an amendment to the Employment Agreement, dated as of October 1, 2005, by and between Wynn Las Vegas, LLC and Matt Maddox, which employment agreement was subsequently assigned to the Company.  The amendment reflects Mr. Maddox’s previously announced promotion to Chief Financial Officer on March 17, 2008, extends the term of his employment agreement to May 31, 2012 and provides for a base salary payable to Mr. Maddox of $650,000 per annum effective April 1, 2008.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this report is incorporated herein by reference.

Also on May 5, 2008, the Compensation Committee of the Company approved an increase in the base salary payable to Marc D. Schorr, the Company’s Chief Operating Officer, from $1,750,000 per annum to $2,000,000 per annum.  The increase is effective as of March 3, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

10.1	First Amendment to Employment Agreement, dated as of May 5, 2008, by and between Wynn Resorts, Limited and Matt Maddox.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    May 6, 2008

WYNN RESORTS, LIMITED

By:	/s/ Kim Sinatra
Kim Sinatra
Senior Vice President, General
Counsel and Secretary